                                 FIRST AMENDMENT
                                       TO
                RECEIVABLES TRANSFER AND ADMINISTRATION AGREEMENT


     THIS FIRST AMENDMENT TO RECEIVABLES TRANSFER AND ADMINISTRATION AGREEMENT, dated as of December 15, 1997 (this "Amendment"), is to that Receivables Transfer and Administration Agreement, dated as of September 19, 1997 (as amended and modified hereby and as further amended and modified from time to time hereafter, the "Transfer Agreement"), by and among COLTEC INDUSTRIES INC, a Pennsylvania corporation, as agent for the Sellers (the "Sellers' Agent"), as collection agent (the "Collection Agent") and as a Seller, the entities listed on the signature pages thereto (each a "Seller" and, collectively, the "Sellers") and COLTEC NORTH CAROLINA INC, a North Carolina corporation (the "Purchaser"). Terms used and not otherwise defined in this Amendment shall have the meanings set forth in the Transfer Agreement.

                               W I T N E S S E T H

     WHEREAS, the parties hereto desire to amend Schedule 4.01(n) referred to in, and attached to, the Transfer Agreement to reflect additional tradenames of certain of the Sellers; and

     WHEREAS, in accordance with the terms of that certain Receivables Purchase Agreement, dated as of September 19, 1997, by and among CNC Finance LLC, as seller, the Collection Agent, Atlantic Asset Securitization Corp., The Industrial Bank of Japan Limited, Lloyds Bank PLC, The Sumitomo Bank, Limited (whose interest thereunder has been assigned to the other Banks party thereto) and Credit Lyonnais New York Branch (the "Agent"), the Agent has consented to such amendment on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, IN CONSIDERATION of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Amendment.

     Schedule 4.01(n) referred to in, and attached to, the Transfer Agreement is hereby deleted and replaced in its entirety with Appendix 1 attached hereto.

     2. No Other Changes.

     Except as modified by this Amendment, all of the terms and provisions of the Transfer Agreement remain in full force and effect.



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     3. Counterparts.

     This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

     4. Governing Law.

     This Amendment shall be construed and enforced in accordance with the laws of the State of North Carolina without regard to its rules with respect to conflicts of law.


                  [Remainder of Page Intentionally Left Blank]




                                       2








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     The undersigned have caused this FIRST AMENDMENT TO RECEIVABLES TRANSFER
AND ADMINISTRATION AGREEMENT to be duly executed and delivered by their proper and duly authorized representatives as of the 15th day of December, 1997.


                                  COLTEC INDUSTRIES INC,
                                  as Sellers' Agent


                                  By__________________________________
                                     Name:
                                     Title:


                                  COLTEC NORTH CAROLINA INC,
                                  as Purchaser


                                  By__________________________________
                                     Name:
                                     Title:



Accepted and Agreed:

CREDIT LYONNAIS
  NEW YORK BRANCH


By_______________________________
  Name:
  Title:



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                                   APPENDIX 1

                               List of Tradenames

     Subsidiaries                                         Tradenames
     ------------                                         ----------

1.   Coltec Industries Inc                       Chandler Evans Control Systems
                                                 Delavan Process Instrumentation
                                                 Fairbanks Morse Engine
                                                 Haber Tool
                                                 Lewis Engineering Company
                                                 Menasco Aerosystems
                                                 Quincy Compressor
                                                 Sterling Die

2.   AMI Industries, Inc.                        Aircraft Seating Systems

3.   Coltec Canada Inc                           None

4.   Coltec Industrial Products                  France Compressor Products
                                                 Ortman Fluid Power
                                                 Plastomer Products

5.   Delavan-Delta Inc                           Delavan Commercial Products

6.   Delavan Inc                                 Delavan Fuel Metering Products
                                                 Delavan Gas Turbine Products

7.   Garlock Bearings Inc                        None

8.   Garlock Inc                                 Garlock Metallic Gaskets
                                                 Garlock Sealing Technologies

9.   Holley Performance Products Inc             Holley Performance Products

10.  Menasco Aerosystems Inc                     None

11.  Stemco Inc                                  Stemco Truck Products


12.  Walbar Inc                                  Walbar Arizona
                                                 Walbar Metals